EXHIBIT 24.1

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Laureate Education, Inc., a Maryland corporation, constitute and appoint Douglas L. Becker and Robert W. Zentz, or either of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in either of them, to sign for the undersigned in their respective names as directors and officers of Laureate Education, Inc., its Registration Statement on Form S-8, and any amendment (including post-effective amendments) or supplement thereto, relating to the offer and sale of shares of common stock of the Corporation pursuant to the Laureate Education, Inc. 2005 Stock Incentive Plan, the Laureate Education, Inc. 2003 Stock Incentive Plan and the Laureate Education, Inc. 1998 Stock Incentive Plan, to be filed with the Securities and Exchange Commission under the Securities Act of 1933.  We hereby confirm all acts taken by such agents and attorneys-in-fact, or each of them, as herein authorized.

Signature	Title	Date

/s/ Douglas L. Becker	Director, Chairman of the Board and	August 26, 2005
Douglas L. Becker	Chief Executive Officer
(Principal Executive Officer)

/s/ Sean R. Creamer	Senior Vice President and Chief Financial	August 26, 2005
Sean R. Creamer	Officer
(Principal Accounting and Financial Officer)

/s/ R. Christopher Hoehn-Saric	Director	August 26, 2005
R. Christopher Hoehn-Saric

/s/ Wolf H. Hengst	Director	August 26, 2005
Wolf H. Hengst

/s/ James H. McGuire	Director	August 26, 2005
James H. McGuire

/s/ John A. Miller	Director	August 26, 2005
John A. Miller

/s/ R. William Pollock	Director	August 26, 2005
R. William Pollock

/s/ Richard W. Riley	Director	August 26, 2005
Richard W. Riley

/s/ David A. Wilson	Director	August 26, 2005
David A. Wilson